                                                                     EXHIBIT 8


                           SIMPSON THACHER & BARTLETT
             A PARTNERSHIP WHICH INCLUDES PROFESSIONAL CORPORATIONS
                              425 LEXINGTON AVENUE
                            NEW YORK, N.Y. 10017-3954
                                 (212) 455-2000
                               FAX: (212) 455-2502








                                                                   April 1, 1999



American Restaurant Group, Inc.
450 Newport Center Drive
Newport Beach, California 92660

Ladies and Gentlemen:


               We have acted as special counsel for American Restaurant Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of $31,083,000 aggregate principal amount of its 11-1/2% Senior Secured Notes due 2003 (the "Notes") and 26,188 shares of its
12% Senior Pay-in-Kind Exchangeable Preferred Stock.


               We have examined the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

               In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as

American Restaurant Group, Inc.       -2-                         April 1, 1999


originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

               Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the statements made in the Registration Statement under the caption "Certain United States Federal Income Tax Considerations," insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

               Our opinions are based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and any other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause tax treatment of the transaction referred to herein to be materially different from that described above.

               We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the federal law of the United States. This opinion is rendered to you in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

American Restaurant Group, Inc.         -3-                        April 1, 1999

               We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                                Very truly yours,
                                                /s/ Simpson Thacher & Bartlett
                                                    --------------------------
                                                SIMPSON THACHER & BARTLETT